                                                                   EXHIBIT 10.27


                                                June 30, 1997


Mr. George T. Brophy
173 North Park Avenue
Neenah, WI  54956

Dear Mr. Brophy:

                         SUBJECT:  CONSULTING AGREEMENT
                                   --------------------

    This letter sets forth the terms and conditions of your Consulting Agreement with ABT Building Products Corporation (the "Company"), which agreement shall be effective as of the date of your normal retirement from active employment with the Company and its subsidiaries at age 65 (the "Effective Date") and shall continue until the fifth anniversary of the Effective Date (the "Consulting Period").

    During the Consulting Period, you shall make yourself reasonably available to consult with the Board of Directors and senior management of the Company regarding the Company's operations and strategic direction, including possible acquisitions and new product introductions. To the maximum extent practicable, such services shall be rendered by you from your personal residence, and you shall not be required to devote more than 32 hours per month to providing such services.

    In exchange for your services hereunder and in consideration of your non-compete covenant set forth in the following paragraph, you shall be paid a fee of $150,000 per annum, payable in monthly installments on the first business day of each calendar month. You shall also be entitled to reimbursement by the Company of your reasonable out-of-pocket expenses incurred in connection with the provision of your services hereunder. In the event of your death or permanent disability during the Consulting Period, you or your estate shall be entitled to continue to receive the annual fee through the expiration of the Consulting Period. In addition, in the event of your death prior to age 65 or at age 65 when your company insurance program ceases, ABTco shall allow your surviving spouse to pay the applicable COBRA premium required to maintain ABTco health insurance until she reaches age 65.

Mr. George T. Brophy
June 30, 1997
Page 2


    During the Consulting Period, you shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in Hardboard Siding, Hardboard Paneling, Fibre Cement Siding or Vinyl Siding. Notwithstanding the foregoing, you shall not be prohibited from owning less than 2% of any class of publicly-traded securities of an entity engaged in a competing business solely for investment purposes.

    Please evidence your agreement with the foregoing by executing this Agreement in the space provided below.


                               Very truly yours,

                               ABT BUILDING PRODUCTS CORPORATION



                               By:_________________________________
                                       Samuel P. Frieder
                                       Member, Executive Committee


Accepted and Agreed to:



______________________
George T. Brophy

                                   June 24, 1997



TO THE BOARD OF DIRECTORS OF ABT BUILDING PRODUCTS CORPORATION:

    Enclosed is a Board Resolution for which we would appreciate your approval.

    The Executive Committee, in discussion with George, would like to set in place a Consulting Agreement. George's projected pension ($100,000 annually) is low for his current salary and bonus and, for that matter, for CEO's in general. In addition, we feel it important that the Company continue to receive his advice and that he not compete with us in the marketplace.

    Please indicate your approval by signing the document and forwarding it in the courier packaging provided. Should you have any questions, please let me know.

                                   Very truly yours,

                                   ABT BUILDING PRODUCTS CORPORATION



                                   By:_________________________________
                                         Samuel P. Frieder
                                         Member, Executive Committee


Enclosure

                       ABT BUILDING PRODUCTS CORPORATION
                      ACTION BY UNANIMOUS WRITTEN CONSENT
                             OF BOARD OF DIRECTORS

     The undersigned, constituting all of the members of the Board of Directors of ABT BUILDING PRODUCTS CORPORATION, a Delaware corporation (the "Company"), hereby adopt the following resolutions by unanimous written consent pursuant to
Section 228(a) of the Delaware General Corporation Law in lieu of a meeting of the Board of Directors:

  BROPHY CONSULTING AGREEMENT
  ---------------------------

          WHEREAS, the Board of Directors deems it advisable and in the Company's best interests to secure the services of George T. Brophy, the Company's chief executive officer, as a consultant following Mr. Brophy's retirement from the Company at age 65 and to obtain a non-compete covenant from Mr. Brophy.

          NOW, THEREFORE, BE IT:

          RESOLVED, that the letter agreement between the Company and George T. Brophy dated June 30, 1997, in the form attached hereto is hereby adopted and approved by the Board of Directors; and

          FURTHER RESOLVED, that any executive officer or member of the Company's executive committee is hereby authorized and directed to execute and deliver the letter agreement by and on behalf of the Company and to take such further actions as may be necessary to carry out the intent of these resolutions.

     The action taken by this consent shall be effective June 30, 1997, and shall have the same force and effect as if taken at a meeting of the Board of Directors duly called and constituted pursuant to the Company's by-laws and the Delaware General Corporation Law. This consent may be executed in any number of counterparts, all or which taken together shall constitute the same instrument.


___________________________             ___________________________
George T. Brophy                        Warner C. Frazier


___________________________             ___________________________
James A. Kohlberg                       Nelson J. Rohrbach


___________________________             ___________________________
Samuel P. Frieder                       W. Dexter Paine, III


___________________________
George W. Peck IV